Amendment No. 1 to Distribution Agreement

This Amendment No. 1, dated as of November 15, 2011, to the Distribution Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated as of November 1, 2011, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect the addition of three new Funds and classes under Schedule A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.         The parties hereto agree to delete the current Schedule A to the Agreement in its entirety and replace it with a new Schedule A attached hereto.

2.         Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

AQR FUNDS		ALPS DISTRIBUTORS, INC.

By:	/s/ Nicole DonVito	By:	/s/ Thomas A. Carter
Name:	Nicole DonVito	Name:	Thomas A. Carter
Title:	Vice President	Title:	President

SCHEDULE A

LIST OF FUNDS

FUND	CLASSES OFFERED

AQR Momentum Fund	Class L

AQR Small Cap Momentum Fund	Class L

AQR International Momentum Fund	Class L

AQR Global Equity Fund	Class N Class I Class Y

AQR International Equity Fund	Class N Class I Class Y

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I

AQR Managed Futures Strategy Fund	Class N Class I

AQR Risk Parity Fund	Class N Class I

AQR Multi-Strategy Alternative Fund	Class N Class I

AQR Tax-Managed Momentum Fund	Class L

AQR Tax-Managed Small Cap Momentum Fund	Class L

AQR Tax-Managed International Momentum Fund	Class L